UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2011 , Arbitron Inc. (the "Company") entered into a $150 million senior unsecured credit facility with JPMorgan Chase Bank, National Association as Administrative Agent, U.S. Bank National Association and Citibank, N.A. as Co-Syndication Agents, J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger, and a syndicate of lenders from time to time party thereto. The Credit Agreement (as defined below) expires on November 21, 2016.

The description of the Credit Agreement (the "Credit Agreement") set forth below is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The Credit Agreement also provides access to up to an additional $75 million of financing through an expansion feature under which the aggregate commitment of the lenders or additional lenders thereto may be increased up to $225 million, subject to the availability of additional commitments. The credit facility includes a $20 million swing line commitment and a $20 million commitment for issuance of letters of credit.

Borrowings under the credit facility bear interest at one of the two following rates, at the Company’s option: (1) the Alternate Base Rate (the "ABR") plus the Applicable Rate, or (2) the Adjusted LIBO Rate plus the Applicable Rate; provided that all Swing Line Loans (as defined in the Credit Agreement) bear interest at the ABR plus the Applicable Rate.

The ABR is equal to the greatest of: (i) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York; (ii) the federal funds rate effective rate in effect from time to time plus ½ of 1%; and (iii), and the Adjusted LIBO Rate for a one month interest period on such day plus 1%. The Adjusted LIBO Rate is equal to the rate at which Eurodollar deposits in the London interbank market for the applicable borrowing period are quoted on the Reuters Screen LIBOR01 page multiplied by the statutory reserve rate. The Applicable Rate varies between 1.05% and 1.40% for Eurodollar Borrowings (as defined in the Credit Agreement), and between 0.05% and 0.40% for ABR Borrowings (as defined in the Credit Agreement), based upon a ratio, determined as of the end of each of the Company’s fiscal quarters ending on and after the date of the Credit Agreement of (i) Consolidated Total Indebtedness (as defined in the Credit Agreement) minus the amount by which the sum of cash, cash equivalents and Permitted Investments (as defined in the Credit Agreement) maintained by the Company and the Guarantors as of the end of such fiscal quarter exceeds $30 million, if at all, to (ii) Consolidated EBITDA (as defined in the Credit Agreement) for the trailing four fiscal quarters.

The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, require the Company to maintain certain leverage and interest coverage ratios, and restrict the ability of the Company to: incur indebtedness; incur liens; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes in control of the Company would constitute an event of default under the Credit Agreement.

The proceeds from the credit facility will be used for working capital requirements and general corporate purposes, which may include refinancing its existing credit facility, permitted acquisitions and share repurchases.

A copy of a press release announcing the signing of the Credit Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2011, the Board of Directors of the Company approved amendments to Article II, Section 8 of the Company’s Bylaws to provide that in an uncontested election if a director nominee receives a greater number of votes "withheld" from his or her election than votes "for" that director nominee’s election, the nominee shall promptly offer his or her resignation to the Board. Thereafter, the Nominating and Corporate Governance Committee, consisting of independent directors (which will specifically exclude any director who is required to offer his or her own resignation) shall consider all relevant factors and recommend to the Board the action to be taken with respect to such offered resignation, and the Board will consider whether to accept the resignation or take other action.

A copy of the Third Amended and Restated Bylaws is filed as Exhibit 3.1 and incorporated herein by reference. The discussion provided in this Item is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Third Amended and Restated Bylaws of Arbitron Inc., effective as of November 16, 2011

Exhibit 10.1 Credit Agreement dated as of November 22, 2011 by and among Arbitron Inc., JPMorgan Chase Bank, N.A. as Administrative Agent, U.S. Bank National Association and Citibank, N.A. as Co-Syndication Agents, J.P. Morgan Securities LLC as Sole Bookrunner and Sole Lead Arranger, and the Lenders party thereto

Exhibit 99.1 Press Release of Arbitron Inc. dated November 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

November 22, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Arbitron Inc., effective as of November 16, 2011
10.1	Credit Agreement dated as of November 22, 2011 by and among Arbitron Inc., JPMorgan Chase Bank, N.A. as Administrative Agent, U.S. Bank National Association and Citibank, N.A. as Co-Syndication Agents, J.P. Morgan Securities LLC as Sole Bookrunner and Sole Lead Arranger, and the Lenders party thereto
99.1	Press Release of Arbitron Inc. dated November 22, 2011